SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange

Act of 1934 Date of Report (Date of earliest event reported): June 22, 2004

CHAMPIONS SPORTS, INC.
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Exact name of registrant as specified in its charter)

Delaware	1-17263	52-1401755
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(State of	(Commission File	(IRS employment
incorporation)	Number)	identification no.)

2420 Wilson Blvd., Suite 214
Arlington, VA 22201
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(Address of principal executive offices)

703-526-0400
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(Registrant's telephone number, including area code)

Item 5. Other Events

On October 11, 2004, James Martell, Chairman, President and CEO of the Company, exercised his stock option to purchase 8,000,000 of the Company's restricted common shares at $0.01 per share by tendering a purchase note to the Company pursuant to his stock option agreement. Mr. Martell is the beneficial owner of 56.8% of the Company's issued and outstanding 16,824,658 shares of Common Stock.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Champions Sports, Inc.

Dated: October 12, 2004	By: /s/ James E. McCollam
James E. McCollam
Corporate Secretary, Chief
Accounting Officer and Controller